            [LETTERHEAD OF WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP]


                                                                Exhibit 5


                               April 16, 2001


RMH Teleservices, Inc.
40 Morris Avenue
Bryn Mawr, PA 19010

          RE:  Registration Statement on Form S-8 Relating to
               RMH Teleservices, Inc.'s 2001 Stock Award Plan
               ----------------------------------------------

Gentlemen:

     As counsel to RMH Teleservices, Inc., a Pennsylvania corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 420,000 shares of the Company's Common Stock, no par value (the "Common Stock"), that may be issued under the Company's 2001 Stock Award Plan (the "Plan").

     In this connection, we have examined the Company's Articles of Incorporation and Bylaws, the Plan and such other documents and corporate records relating to the Company and the issuance of Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing, it is our opinion that the shares of Common Stock offered and to be offered under the Plan are duly authorized and, when issued pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,


                                 /s/ Wolf, Block, Schorr and Solis-Cohen LLP
                                 -----------------------------------------------
                                 Wolf, Block, Schorr and Solis-Cohen LLP